Van Kampen Trust for Insured Municipals
                          Item 77(O) 10F-3 Transactions
                        November 1, 2004 - April 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
  Los   3/1/0    -     $106.2 $437,45  2,000,    0.46%  0.79%   Citigr  Citigr
Angele    5              3     0,000     000                     oup,     oup
   s                                                            Saybro
Commun                                                            ok
  ity                                                           Capita
Colleg                                                            l
   e                                                            Corp,
Distri                                                          Backst
  ct                                                             rom
                                                                McCarl
                                                                  ey
                                                                Berry
                                                                & Co.,
                                                                 LLC,
                                                                 E.J.
                                                                De La
                                                                Rosa &
                                                                 Co.,
                                                                Inc.,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Morgan
                                                                Stanle
                                                                 y &
                                                                 Co.
                                                                Incorp
                                                                orated